Attachment D

STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement is entered into and made effective as of October 26, 2007, between (i) Almost Family, Inc. (“Secured Party” or “AFAM”), a Delaware corporation; and (ii) Quality of Life Holdings, Inc., a Florida corporation (“Pledgor”). The Secured Party, and the Pledgor may hereinafter be referred to individually as a “Party” and collectively, as “Parties.”

Recitals

A.       Pledgor desires to enter into this Agreement in order to secure the payment and performance of Selling Parties’ obligations under the Asset Purchase Agreement (the “Purchase Agreement”) dated October 23, 2007, among Almost Family, Inc., Caretenders Visiting Services of Hernando, LLC, Caretenders Visiting Services of Pinellas County, LLC, Mederi Caretenders VS of Tampa, LLC, Quality of Life Holdings, Inc., Quality of Life Home Health Services, Inc., Quality of Life Home Health Services of Hillsborough, Inc., Quality of Life Homecare of Hernando, Inc., Michael Moses, James Heenan and Rosalind M. Heenan.

B.        Terms not otherwise defined in this Agreement shall have the meanings assigned to them in the Purchase Agreement.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1.	Grant of Security Interest.

(a)       As security for the faithful performance of the terms of this Agreement and to ensure the availability for delivery of Pledged Shares upon exercise of the right to possession of Pledged Shares upon an Event of Default as herein defined, Pledgor agrees to deliver to and deposit with Secured Party a stock assignment duly endorsed (with date and number of Shares left blank) in the form attached hereto as Attachment A, together with the certificate or certificates evidencing Pledged Shares.

(b)      Pledgor hereby grants to Secured Party a security interest in all of their right, title and interest in and to 100,967 shares of the common stock of Almost Family, Inc. (“Pledged Shares”). Pledgor further grants to Secured Party a security interest in any stock rights, rights to subscribe, liquidating dividends, dividends paid in stock, new securities, or any other property to which Pledgor is or may hereafter become entitled to receive on account of Pledged Shares. If Pledgor receives additional property of such nature, they shall immediately deliver such property to Secured Party to be held by pursuant to the terms of this Agreement.

(c)      Pledgor grants a further security interest to Secured Party in the proceeds or products of any sale or other disposition of Pledged Shares.

2.         Obligations Secured. The security interest created hereby secures payment and performance of the obligations of Selling Parties under the Purchase Agreement, including without limitation, Selling Parties’ indemnification obligation to Buyers under Article 11 of the Purchase Agreement (collectively, “Secured Obligations”).

3.         Representations and Warranties. To induce Secured Party to enter into this Agreement, Pledgor represents and warrants as follows:

(a)      Pledgor has full power and authority to enter into and perform this Agreement and this Agreement has been duly entered into and delivered and constitutes a legal, valid and binding obligation of Pledgor enforceable in accordance with its terms.

(b)      Pledgor has good title to Pledged Shares, and Pledged Shares are not subject to any lien, charge, pledge, encumbrance, claim or security interest.

(c)      Pledgor has not entered into any stock restriction or purchase agreement with respect to Pledged Shares which would in any way restrict the sale, pledge or other transfer of Pledged Shares or of any interest in or to Pledged Shares.

4.         Duration of Security Interest. Secured Party, and its successors and assigns, shall hold the security interest created hereby pursuant to the terms of this Agreement, and this security interest shall continue until the Pledged Shares are released from the contractual restrictions on transfer set forth in paragraph 2.3 of the Purchase Agreement, unless Secured Party provides a written notice of Default prior to that date, whereby the security interest shall continue in only in a commercially reasonable number of Pledged Shares as are necessary to satisfy said noticed Default and secured interest shall terminate as to the balance of Pledged Shares, if any.

5.         Maintaining Freedom from Liens. Pledgor shall keep Pledged Shares free and clear of liens and shall pay all amounts, including taxes, assessments or charges, which might result in a lien against Pledged Shares if left unpaid, unless Pledgor at its own expense are contesting such amount in good faith by an appropriate proceeding timely instituted which shall operate to prevent the collection or satisfaction of the lien or amount so contested. If Pledgor fails to pay such amounts and are not contesting the validity or amount thereof in accordance with the immediately preceding sentence, Secured Party may, but are not obligated to, pay such amounts, and such payment shall be conclusive evidence of the legality or validity thereof. Pledgor shall promptly reimburse Secured Party for any such payments, and until reimbursement, such payments shall be a part of Secured Obligations.

6.	Certain Rights Respecting Pledged Shares.

(a)      Pledgor shall continue to be the owner of Pledged Shares so long as no Event of Default (as defined below) under Secured Obligations or this Agreement has occurred and is continuing and may collect and retain all distributions now or hereafter payable on or on account of Pledged Shares, and, so long as no Event of Default has occurred may exercise their voting rights with respect to Pledged Shares.

(b)       Pledgor shall not sell, transfer or encumber, or attempt to sell, transfer or encumber, Pledged Shares, or any part thereof or interest therein, without the prior express written consent of Secured Party. Any such consent of theirs shall not constitute the release by Secured Party of its interest in Pledged Interest, and any such sale, transfer or encumbrance consented to shall be so sold, transferred, or encumbered subject to the security interest of Secured Party.

(c)      Secured Party at its option upon the occurrence of any Event of Default and so long as such Event of Default exists may exercise all voting rights and privileges whatsoever with respect to Pledged Shares, including, without limitation, the right to receive distributions. To that end, Pledgor hereby grants Secured Party a proxy and appoint Secured Party as its attorney-in-fact for all purposes of voting Pledged Shares at any annual regular or special meeting of the Company and this appointment shall be deemed coupled with an interest and is and shall be irrevocable until all of Secured Obligations have been fully paid and terminated, and all persons whatsoever shall be conclusively entitled to rely upon oral or written certification of Secured Party that it is entitled to vote Pledged Shares hereunder. Pledgor shall execute and deliver to Secured Party any additional proxies and powers of attorney that Secured Party may desire in its own names. Secured Party acknowledges that it will not exercise any rights granted pursuant to this paragraph 6(c) unless an Event of Default has occurred and only so long as the Event of Default continues to exist.

7.         Events of Default. At the option of Secured Party, the happening of any of the following events shall constitute a default under this Agreement (each an “Event of Default”):

(a)       Breach by any Selling Party under the Purchase Agreement, including without limitation, any breach or other event giving rise to Secured Party’s right to indemnification under Article 11 of the Purchase Agreement, if such breach or right to payment remains unsatisfied for a period of 10 business days after written notice from Secured Party to the applicable Selling Parties;

(b)       The creation of any lien in Pledged Shares, without the prior written consent of Secured Party; or

(c)       The sale or transfer of Pledged Shares, or any part thereof or interest therein, without the prior written consent of Secured Party.

8.	Remedies.

(a)      Upon the occurrence of any Event of Default, Secured Party may at its option declare that part of Pledged Shares, as is necessary to remedy the Default, to be immediately due and payable, and, in addition to exercising all other rights or remedies, proceed to exercise with respect to Pledged Shares all rights, options and remedies of a secured party upon default as provided for under the Uniform Commercial Code as then adopted in the Commonwealth of Kentucky.

(b)      The rights of Secured Party upon the occurrence of an Event of Default shall include, without limitation, the following:

(i)        The right to sell Pledged Shares at public or private sale in one or more lots. Secured Party shall be entitled to apply the proceeds of any such sale to the satisfaction of Secured Obligations and to expenses incurred in realizing upon Pledged Shares in accordance with the Uniform Commercial Code; and

(ii)       The right to recover the reasonable expenses of preparing for sale and selling Pledged Shares and other like expenses, together with court costs and reasonable attorneys, fees incurred; and

(iii)      The right to proceed by appropriate legal process at law or in equity to enforce any provision of this Agreement or in aid of the execution of any power of sale, or for foreclosure of the security interest of Secured Party, or for the sale of Pledged Shares under the judgment or decree of any court; and

(iv)      The right to transfer Pledged Interest into the name of Secured Party to facilitate its exercise of other rights or remedies with respect to them.

9.          Exercise of Remedies. The rights and remedies of Secured Party shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. Notwithstanding the foregoing, Secured Party shall be entitled to recover by the cumulative exercise of all remedies no more than the sum of (a) Secured Obligations remaining outstanding at the time of the exercise of remedies, plus (b) the costs, fees and expenses that Secured Party are otherwise entitled to recover.

10.       Return of Collateral. Secured Party shall deliver Pledged Shares, or any part thereof, to Pledgor upon termination of Secured Party’s indemnification obligations under the Asset Purchase Agreement.

11.       Further Assurances. Pledgor shall sign such other documents or instruments, and take such other actions, as Secured Party may request to more fully create and maintain, or to verify, ratify or perfect the security interest intended to be created in this Agreement.

12.	Miscellaneous.

(a)       Waiver. Failure by Secured Party to exercise any right shall not be deemed a waiver of that right, and any single or partial exercise of any right shall not preclude the further exercise of that right. Every right of Secured Party shall continue in full force and effect until such right is specifically waived in writing signed by Secured Party.

(b)       Severability. If any part, term or provision of this Agreement is held by any court to be prohibited by any law applicable to this Agreement, the rights and obligations of the parties shall be construed and enforced to the greatest extent allowed by law, or if such part, term or provision is totally unenforceable, as if this Agreement did not contain that particular part, term or provision.

(c)       Headings. The headings in this Agreement have been included for ease of reference only, and shall not be considered in the construction or interpretation of this Agreement.

(d)       Benefit. This Agreement shall inure to the benefit of Secured Party and Pledgor and their successors and assigns.

(e)       Governing Law. To the extent allowed under the Uniform Commercial Code, this Agreement shall in all respects be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to or application of its conflicts of law rules.

(f)        Entire Agreement. This Agreement along with the Asset Purchase Agreement and other documentation relating to Secured Obligations constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings with respect to the subject matter hereof, whether written or oral. No change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

(g)       Assignment. Secured Party may assign its rights under this Agreement to its affiliated companies. Pledgor may assign its rights under this Agreement to the Shareholders or to the Seller’s affiliated companies, however it may not assign its rights hereunder to third parties without Secured Party's prior written consent.

[Signature page follows]

IN WITNESS WHEREOF, Pledgor and Secured Party have signed this Agreement as of the date first above written.

PLEDGOR:

QUALITY OF LIFE HOLDINGS, INC.

By: /s/ Michael Moses
Title: President

SECURED PARTY:

ALMOST FAMILY, INC.

By: /s/ Todd Lyles
Title: Sr. Vice President